Exhibit 3.1

LULU’S FASHION LOUNGE HOLDINGS, INC.

FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Lulu’s Fashion Lounge Holdings, Inc., a corporation organized and existing under and by virtue of the Delaware General Corporation Law, hereby certifies as follows:

1.The name of the corporation is Lulu’s Fashion Lounge Holdings, Inc. (the “Corporation”). The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on August 25, 2017 under the name Lulu’s Fashion Lounge Holdings, Inc.

2.The Corporation’s Second Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the state of Delaware on June 5, 2020, and an amendment thereto was filed with the Secretary of State of the state of Delaware on February 2, 2021.

3.The Corporation’s Third Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the state of Delaware on April 5, 2021, and an amendment thereto was filed with the Secretary of State of the state of Delaware on April 7, 2021, with a certificate of correction filed on September 20, 2021.

4.The Fourth Amended and Restated Certificate of Incorporation in the form of Exhibit A attached hereto has been duly adopted in accordance with the provisions of Sections 242, 245 and 228 of the Delaware General Corporation Law (the “DGCL”).

The text of the Fourth Amended and Restated Certificate of Incorporation as heretofore amended or supplemented is hereby restated and further amended to read in its entirety as set forth in Exhibit A attached hereto. The Fourth Amended and Restated Certificate of Incorporation shall be effective as of 8:00 a.m. Eastern Time on November 15, 2021.

IN WITNESS WHEREOF, this Fourth Amended and Restated Certificate of Incorporation has been signed this fifteenth day of November, 2021.

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LULU’S FASHION LOUNGE HOLDINGS, INC.

	By:	/s/ David McCreight
David McCreight
Chief Executive Officer

EXHIBIT A

FOURTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

LULU’S FASHION LOUNGE HOLDINGS, INC.

ARTICLE I

NAME

The name of the corporation is Lulu’s Fashion Lounge Holdings, Inc. (the “Corporation”).

ARTICLE II

REGISTERED OFFICE AND AGENT

The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

PURPOSE AND DURATION

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law. The Corporation is to have a perpetual existence.

ARTICLE IV

CAPITAL STOCK

Section 1.The Corporation is authorized to issue two classes of stock to be designated, respectively, common stock and preferred stock.

The total number of shares of common stock authorized to be issued is 250,000,000, par value $0.001 per share (the “Common Stock”). The total number of shares of preferred stock authorized to be issued is 10,000,000, par value $0.001 per share (the “Preferred Stock”).

Section 2.The Board of Directors is authorized, subject to any limitations prescribed by law but to the fullest extent possible permitted by law, to provide, by resolution of the Board of Directors (authority to do so being hereby expressly vested in the Board of Directors), for the issuance of shares of Preferred Stock, and by filing a certificate pursuant to the applicable law of the State of Delaware (such certificate being hereinafter referred to as a “Preferred Stock Designation”), to establish from time to time the number of shares to be included, and to fix the designation, powers (which may include, without limitation, full, limited or no voting power), preferences, and rights of the shares and any qualifications, limitations or restrictions thereof. Subject to the rights of the holders of any series of Preferred Stock pursuant to the terms of this Fourth Amended and Restated Certificate of Incorporation or any resolution or resolutions providing for the issuance of such series of stock adopted by the Board of Directors, the number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL. The powers, preferences and relative, participating, optional and other special rights of each such series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Without limiting the generality of the foregoing, the resolution or resolutions providing for the issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to any other series of Preferred Stock to the extent permitted by law.

Section 3.The rights, powers, and preferences of the Common Stock, and the qualifications, restrictions and limitations thereon, are as set forth below in this Section 3 of this Article IV.

(a)Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of any assets of the Corporation legally available therefor, any dividends as may be declared from time to time by the Board of Directors.

(b)Liquidation Rights. Upon the liquidation, dissolution or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and subject to the rights, if any, of the holders of any outstanding Preferred Stock or any class of stock having a preference over or the right to participate with the Common Stock with respect to the distribution of assets of the Corporation upon such dissolution, liquidation or winding up of the Corporation, the holders of Common Stock shall be entitled to receive the remaining assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them.

(c)Redemption. The Common Stock is not redeemable at the option of the holder.

(d)Voting Rights. Each holder of record of Common Stock, as such, shall have one vote for each share of Common Stock which is outstanding in his, her or its name on the books of the Corporation on all matters on which stockholders are entitled to vote generally; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Fourth Amended and Restated Certificate of Incorporation (which, as used herein, shall mean the certificate of incorporation of the Corporation, as amended from time to time, including the terms of any certificate of designations of any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Fourth Amended and Restated Certificate of Incorporation or the DGCL. There shall be no cumulative voting.

Subject to the rights of the holders of any series of Preferred Stock pursuant to the terms of this Fourth Amended and Restated Certificate of Incorporation, the number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL.

(e)Amendments and Changes. The Corporation shall not, without first obtaining the approval of the holders of at least two-thirds of the outstanding shares of Common Stock, amend, alter, repeal or waive the provisions of this Section 3 of this Article IV of this Fourth Amended and Restated Certificate of Incorporation in a manner that adversely affects the rights of the holders of the Common Stock.

ARTICLE V

BOARD OF DIRECTORS

For the management of the business and for the conduct of the affairs of the Corporation it is further provided that:

Section 1.

(a)The management of the business and the conduct of the affairs of the Corporation shall be vested in the Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted from time to time by the Board of Directors. Except as otherwise expressly delegated by resolution of the Board of Directors, the Board of Directors shall have the exclusive power and authority to appoint and remove officers of the Corporation.

(b)Other than any directors elected by the separate vote of the holders of one or more series of Preferred Stock, the Board of Directors shall be and is divided into three classes, designated as Class I, Class II and Class III, as nearly equal in number as possible. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of stockholders following the effectiveness of this Fourth Amended and Restated Certificate of Incorporation (the “Qualifying Record Date”), the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the Qualifying Record Date, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the Qualifying Record Date, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. Subject to the special rights of the holders of one or more series of Preferred Stock to elect directors, at each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

Notwithstanding the foregoing provisions of this Article V, Section 1(b), each director shall serve until his or her successor is duly elected and qualified or until his or her earlier death, resignation, disqualification, retirement or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

(c)Subject to the special rights of the holders of one or more series of Preferred Stock to elect directors, the Board of Directors or any individual director may be removed from office at any time, but only by the affirmative vote of the holders of sixty-six and two-thirds percent (66-2/3%) of the voting power of all the then outstanding shares of voting stock of the Corporation with the power to vote at an election of directors (the “Voting Stock”) and, once the Sponsor Ownership Condition (as defined below under Article VI) ceases to be satisfied, only for cause.

(d)Subject to the special rights of the holders of one or more series of Preferred Stock to elect directors, any vacancies on the Board of Directors resulting from death, resignation, disqualification, retirement, removal or other causes and any newly created directorships resulting from any increase in the number of directors shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, and except as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum, or by a sole remaining director, and shall not be filled by the stockholders. Any director appointed in accordance with the preceding sentence shall hold office for a term that shall coincide with the remaining term of the class to which the director shall have been appointed and until such director’s successor shall have been elected and qualified or until his or her earlier death, resignation, disqualification, retirement or removal.

Section 2.

(a)In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal bylaws of the Corporation (the “Bylaws”). In addition to any vote of the holders of any class or series of stock of the Corporation required by applicable law or by this Fourth Amended and Restated Certificate of Incorporation (including any Certificate of Designation in respect of one or more series of Preferred Stock), the adoption, amendment or repeal of the Bylaws of the Corporation by the stockholders of the Corporation shall require the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all the then-outstanding shares of the Voting Stock, voting together as a single class.

(b)The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

ARTICLE VI

STOCKHOLDERS

Section 1.Subject to the special rights of the holders of one or more series of Preferred Stock, until such time as the Sponsor Ownership Condition (as defined below) ceases to be satisfied, any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation in accordance with Section 228 of the DGCL. If at any time the Sponsor Ownership Condition shall not be satisfied, then any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation, and the ability of the stockholders to consent in writing to the taking of any action is hereby specifically denied. For purposes of this Fourth Amended and Restated Certificate of Incorporation, “Sponsor Ownership Condition” shall mean for so long as entities affiliated with H.I.G. Growth Partners – Lulu’s, L.P., Institutional Venture Partners XV, L.P., Institutional Venture Partners XV Executive Fund, L.P., Institutional Venture Partners XVI, L.P. and Canada Pension Plan Investment Board maintain direct or indirect beneficial ownership of an aggregate of at least fifty percent (50%) of the voting power of all the then outstanding shares of voting stock of the Corporation.

Section 2.Subject to the special rights of the holders of one or more series of Preferred Stock, special meetings of the stockholders of the Corporation may be called, for any purpose or purposes, at any time by the Board of Directors, chairperson of the Board of Directors, chief executive officer or president (in the absence of a chief executive officer), but such special meetings may not be called by stockholders or any other person or persons.

Section 3. Advance notice of stockholder nominations for the election of directors and of other business proposed to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

ARTICLE VII

LIABILITY AND INDEMNIFICATION

Section 1.To the fullest extent permitted by the Delaware General Corporation Law, as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article VII to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended, automatically and without further action, upon the date of such amendment.

Section 2.The Corporation, to the fullest extent permitted by law, shall indemnify and advance expenses to any person made or threatened to be made a party to an action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she, or his or her testator or intestate, is or was a director or officer of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as a director or officer at the request of the Corporation or any predecessor to the Corporation.

Section 3.The Corporation, to the fullest extent permitted by law, may indemnify and advance expenses to any person made or threatened to be made a party to an action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she, or his or her testator or intestate, is or was an employee or agent of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as an employee or agent at the request of the Corporation or any predecessor to the Corporation.

Section 4.Neither any amendment nor repeal of this Article VII, nor the adoption by amendment of this Fourth Amended and Restated Certificate of Incorporation of any provision inconsistent with this Article VII, shall eliminate or reduce the effect of this Article VII in respect of any matter occurring, or any action or proceeding accruing or arising (or that, but for this Article VII, would accrue or arise) prior to such amendment or repeal or adoption of an inconsistent provision.

ARTICLE VIII

FORUM SELECTION

Unless the Corporation consents in writing to the selection of an alternative forum, (a) (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, this Fourth Amended and Restated Certificate of Incorporation or the Bylaws (as either may amended and/or restated from time to time) or as to which the Delaware General Corporation Law confers exclusive jurisdiction on the Court of Chancery of the State of Delaware (the “Court of Chancery”), or (iv) any action asserting a claim governed by the internal affairs doctrine, be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, the federal district court of the State of Delaware; and (b) the federal district courts of the United States (the “Federal Courts”) shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.

Notwithstanding the foregoing, this Article VIII shall not apply to claims seeking to enforce any liability or duty created by the Exchange Act of 1934, as amended. If any provision or provisions of this Article VIII shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article VIII (including, without limitation, each portion of any sentence of this Article VIII containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby. If any action, the subject matter of which is within the scope of the first sentence of this Article VIII, is filed in a court other than the Court of Chancery or the Federal Courts, as applicable, (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the Court of Chancery or the Federal Courts, as applicable, in connection with any action brought in any such court to enforce the first sentence of this Article VIII and (ii) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article VIII.

ARTICLE IX

AMENDMENTS

Notwithstanding any other provisions of this Fourth Amended and Restated Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law or by this Fourth Amended and Restated Certificate of Incorporation (including any Certificate of Designation in respect of one or more series of Preferred Stock), the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal Articles V, VI, VII and VIII and this Article IX.

ARTICLE IX

SEVERABILITY

If any provision of this Fourth Amended and Restated Certificate of Incorporation shall be held to be invalid, illegal, or unenforceable, then such provision shall nonetheless be enforced to the maximum extent possible consistent with such holding and the remaining provisions of this Fourth Amended and Restated Certificate of Incorporation (including without limitation, all portions of any section of this Fourth Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal, or unenforceable, which is not invalid, illegal, or unenforceable) shall remain in full force and effect.

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